Exhibit 99.14

CONSENT OF PROSPECTIVE DIRECTOR

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in the Registration Statement on Form S-4, to which this consent is an exhibit, filed by Amcor plc (“New Amcor”) with the Securities and Exchange Commission, and all amendments (including post-effective amendments) thereto (the “Registration Statement”) and any prospectus and/or proxy statement contained therein and any amendment or supplement thereto, as a person anticipated to become a director of New Amcor, and to the filing of this consent as an exhibit to the Registration Statement.

Date: February 21, 2019

/s/ Philip G. Weaver
Philip G. Weaver